UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2010

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 2, 2010. At the annual meeting, the shareholders voted upon (i) the election of Eric F. Billings, Daniel J. Altobello, Peter A. Gallagher, Ralph S. Michael III, Wallace L. Timmeny and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms to expire at the annual meeting of shareholders in 2011, (ii) a proposal to approve the Company’s Shareholder Rights Plan, which was adopted in an effort to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards, net capital loss carryforwards and built-in losses under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, (iii) a proposal to approve the Arlington Asset Investment Corp. 2010 Long-Term Incentive Plan (the “Incentive Plan”) and (iv) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

The voting results relating to the matters voted on at the annual meeting, as tabulated by and received from the inspector of election for the annual meeting, indicate that the shareholders elected all six directors, approved the Shareholder Rights Plan and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010. 78.4% of the votes cast on the proposal to approve the Incentive Plan supported the proposal and were cast in favor of the Incentive Plan. However, the total votes cast on that proposal constituted 49.91% of the shares entitled to vote on the proposal. As a result, the number of votes cast on the proposal was below the number required for approval as set forth in Section 312 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which states that the proposal must be approved by a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee for Director	Votes For	Votes Withheld	Broker Non-Votes
Eric F. Billings	4,359,123	155,319	3,148,332
Daniel J. Altobello	4,364,983	149,459	3,148,332
Peter A. Gallagher	4,366,400	148,042	3,148,332
Ralph S. Michael III	4,262,296	252,146	3,148,332
Wallace L. Timmeny	4,355,308	159,134	3,148,332
J. Rock Tonkel, Jr.	4,358,366	156,076	3,148,332

Proposal No. 2 — Approval of the Company’s Shareholder Rights Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,427,755	1,044,342	42,344	3,474,033

Proposal No. 3 — Approval of the Company’s 2010 Long-Term Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
3,540,460	913,359	60,621	3,474,034

Proposal No. 4 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
7,607,435	28,734	26,605	*

*	No broker non-votes arose in connection with Proposal No. 4, due to the fact that the matter was considered “routine” under NYSE rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: June 7, 2010	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer
and Chief Accounting Officer